Exhibit 99.1

Energous Corporation Reports Second Quarter 2020 Financial Results

SAN JOSE, Calif. – Aug. 5, 2020 – Energous Corporation (NASDAQ: WATT), the developer of WattUp®, a revolutionary Wireless Charging 2.0 technology today announced financial results for the second quarter ended June 30, 2020 and provided an update on its operational progress.

Recent Highlights

•	Energous announced a partnership with one of the world’s leading battery manufacturers in China, Grepow Battery

•

Energous announced a collaboration with E Ink Holdings, “E Ink” (8069.TWO), a leading innovator in electronic ink technology, to develop WattUp-enabled Electronic Paper Display (EPD) tags for IoT displays such as logistics tags, electronic shelf labels and retail signage, offering wireless charging at distances of up to 15 feet

•	Energous completed an offering of shares of its common stock, pursuant to an at-the-market equity program, raising $9.2 million in net proceeds in the second quarter

•	Frost & Sullivan awarded Energous the 2020 Global Technology Innovation Award for its WattUp wireless charging technology

•	Energous announced the availability of the WattUp PowerHub developer kit, based on new low cost, small footprint wireless charging technology

•	Energous announced partnership with 28Gorilla to develop a wirelessly charged equestrian health tracking sensor for American Equus

“With the announcement of our WattUp PowerHub developer kit and possible expansion of the application of our technology, we’ve seen additional prospective customer interest in our next generation wireless charging solutions,” said Stephen R. Rizzone, president and CEO of Energous Corporation. “We believe we are on track to demonstrate quarterly sequential revenue growth into 2021 and we expect to see the WattUp-enabled NewSound Primo W hearing aid reach consumers soon, after delays due to the COVID-19 pandemic impacted the anticipated earlier release to the market.”

Unaudited 2020 Second Quarter Financial Results

For the second quarter ended June 30, 2020, Energous recorded:

•	Revenue of $114,375

•

Operating expenses of approximately $8.3 million (GAAP), comprised of $4.3 million in research and development, $3.9 million in selling, general and administrative expenses, and $86,995 in cost of services revenue

•	Net loss of $(8.2) million, or $(0.20) per basic and diluted share

•	Adjusted EBITDA (a non-GAAP financial measure) loss of $(6.0) million

•	$23.4 million in cash and cash equivalents at the end of the second quarter, with no debt

2020 Second Quarter Conference Call

Energous will host a conference call to discuss its financial results, recent progress and prospects for the future.

When: Wednesday, Aug. 5, 2020

Time: 1:30 p.m. PT (4:30 p.m. ET)

Phone: 888-317-6003 (domestic); 412-317-6061 (international)

Passcode: 4342538

Telephonic replay: Accessible through Aug. 20, 2020

877-344-7529 (domestic); 412-317-0088 (international); passcode 10142689

Webcast: Accessible at Energous.com; archive available for approximately one year

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is leading the next generation of wireless charging – wireless charging 2.0 – with its award-winning WattUp® technology, which supports fast, efficient contact-based charging, as well as charging at a distance. WattUp is a scalable, RF-based wireless charging technology that offers substantial improvements in contact-based charging efficiency, foreign object detection, orientation freedom and thermal performance compared to older, coil-based charging technologies. The technology can be designed into many different sized electronic devices for the home and office, as well as the medical, industrial, retail and automotive industries, and it ensures interoperability across products. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs. These include innovative silicon chips, antennas and software, for a large variety of applications, such as smartphones, fitness trackers, hearables, medical sensors and more. Energous received the world’s first FCC Part 18 certification for at-a-distance wireless charging, and the company has 225 awarded patents for its WattUp wireless charging technology to-date. For more information, please visit Energous.com.

Safe Harbor Statement

This press release contains forward-looking statements that describe our future plans and expectations. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include our statements about technology developments, partner product development and wireless charging innovation. Our forward-looking statements speak only as of this date; they are based on current expectations and we undertake no duty to update them. Factors that could cause actual results to differ from what we expect include: the impact of the COVID-19 outbreak on the U.S. and global economies generally and on our business, regulatory approvals, product development, employees, partners, customers and potential user base; uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, in evaluating our forward-looking statements.

— Financial Tables Follow –

Energous Corporation

BALANCE SHEETS

(Unaudited)

	As of
	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$23,408,940	$21,684,089
Accounts receivable, net	105,226	63,144
Prepaid expenses and other current assets	662,958	450,231

Total current assets	24,177,124	22,197,464

Property and equipment, net	408,895	626,524
Right-of-use lease asset	1,678,983	2,057,576
Other assets	2,410	2,410

Total assets	$26,267,412	$24,883,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,340,982	$1,671,519
Accrued expenses	1,633,637	2,063,097
Operating lease liabilities, current portion	803,760	722,291
Deferred revenue	12,000	12,000

Total current liabilities	3,790,379	4,468,907

Operating lease liabilities, long-term portion	979,660	1,402,193

Total liabilities	4,770,039	5,871,100
Stockholders’ equity:
Preferred Stock, $0.00001 par value, 10,000,000 shares authorized at June 30, 2020 and December 31, 2019; no shares issued or outstanding.	—	—
Common Stock, $0.00001 par value, 50,000,000 shares authorized at June 30, 2020 and December 31, 2019; 41,685,310 and 33,203,806 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively.	417	333
Additional paid-in capital	301,440,018	282,153,201
Accumulated deficit	(279,943,062)	(263,140,660)

Total stockholders’ equity	21,497,373	19,012,874

Total liabilities and stockholders’ equity	$26,267,412	$24,883,974

Energous Corporation

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$114,375	$47,500	$175,850	$114,000

Operating expenses:
Research and development	4,330,433	5,515,017	8,905,736	12,315,695
Sales and marketing	1,438,904	1,143,910	2,886,813	2,743,362
General and administrative	2,470,683	3,335,229	5,123,077	6,097,140
Cost of services revenue	86,995	—	126,539	—

Total operating expenses	8,327,015	9,994,156	17,042,165	21,156,197

Loss from operations	(8,212,640)	(9,946,656)	(16,866,315)	(21,042,197)
Other income (expense):
Interest income	7,974	142,660	63,913	218,733

Total	7,974	142,660	63,913	218,733

Net loss	$(8,204,666)	$(9,803,996)	$(16,802,402)	$(20,823,464)

Basic and diluted net loss per common share	$(0.20)	$(0.32)	$(0.45)	$(0.71)

Weighted average shares outstanding, basic and diluted	40,641,264	30,445,438	37,728,909	29,199,225

Energous Corporation

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net loss (GAAP)	$(8,204,666)	$(9,803,996)	$(16,802,402)	$(20,823,464)
Add (subtract) the following items:
Interest income	(7,974)	(142,660)	(63,913)	(218,733)
Depreciation and amortization	95,930	241,495	217,629	476,863
Stock-based compensation	2,069,907	2,797,933	4,346,206	5,969,325

Adjusted EBITDA (non-GAAP)	$(6,046,803)	$(6,907,228)	$(12,302,480)	$(14,596,009)

Contact

Energous Public Relations

PR@energous.com

(408) 963-0200

Investor Relations Contact

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com

###